EXHIBIT 99.2
For further information contact
Terry Trovato, 1-800-451-1294
FOR IMMEDIATE RELEASE
     Callon Petroleum Company Announces
     Third Quarter Results Reporting Date and Conference Call
     Natchez, MS (November 2, 2005)—Callon Petroleum Company (NYSE: CPE) today announced its third quarter 2005 results of operations will be released on Tuesday afternoon, November 8, 2005. A conference call discussing the results and current operational activity is scheduled for 10:00 a.m. Central Standard Time Wednesday, November 9, 2005.
     The conference call may be accessed live over the internet through the Presentations Section of the company’s website at www.callon.com, and will be archived there for subsequent review.
     In addition, a telephone recording of the conference call will be available from noon November 9 until noon November 16 Central Standard Time, and may be accessed by dialing 1-800-633-8284 and entering Reservation Number 21268184.
     Callon Petroleum Company has been engaged in the exploration, development, acquisition and production of oil and gas in the Gulf Coast region since 1950. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.
     This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.

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